Exhibit 99.1

NEWS ANNOUNCEMENT	FOR IMMEDIATE RELEASE

NEXSTAR BROADCASTING REACHES IMPASSE IN NEGOTIATIONS WITH MEDIA GENERAL

FOLLOWING REJECTION OF NEXSTAR’S REVISED OFFER CURRENTLY

VALUED AT $16.31 PER SHARE

IRVING, Texas, December 9, 2015 – Nexstar Broadcasting Group, Inc. (Nasdaq: NXST) today disclosed that it has reached an impasse in its negotiations to acquire Media General, Inc. (NYSE: MEG), following the rejection by Media General’s Board of Directors of Nexstar’s revised proposal that is currently valued at $16.31 per Media General share, based on Nexstar’s closing share price on December 8. Nexstar’s revised proposal consists of $11.00 per share in cash (less the value of the break fee liability of approximately $0.46 per share related to Media General’s Board’s agreement to acquire Meredith Corporation, or a cash payment of $10.54 per Media General share) and a fixed exchange ratio of 0.1024 Nexstar shares per Media General share, up from the previous ratio of 0.0898. The current Nexstar proposal represents a premium of 46.3% over Media General’s closing stock price on September 25, the last trading day prior to Nexstar’s initial offer being made public.

Media General’s Board has rejected Nexstar’s revised offer, which also included an agreement in principle to offer a net contingent value right (CVR) that would provide Media General shareholders with cash based on the net proceeds received from the sale of its spectrum in the upcoming auctions, less any benefit that Media General shareholders would otherwise be entitled to as Nexstar shareholders from the sale of Nexstar spectrum.

Media General responded with a counter proposal consisting of $11.00 per share in cash, an exchange ratio of 0.135 Nexstar shares per Media General share and the CVR. Excluding the value of the CVR, the current value of Media General’s counter proposal is $18.61 per Media General share, representing a premium of approximately 66.9% over Media General’s closing share price on September 25 and an enterprise value multiple of approximately 10.6x Media General’s projected blended 2015/2016 EBITDA.

“Despite strong support from Media General shareholders for our past proposals, we have reached an impasse in our negotiations to acquire Media General as their Board has again rejected our very compelling offer and responded with an unrealistic counter proposal,” said Perry Sook, Chairman, President and CEO of Nexstar. “The response from Media General is disappointing as our revised offer reflects our recent confirmation of our projections for first year synergies and our continued focus on structuring a transaction that would enable the combined company to generate prodigious free cash flow that would be allocated for leverage reduction, additional strategic investments and the return of capital to shareholders.”

Mr. Sook continued, “Our current proposal is at the limits of reasonable multiples for Media General’s projected blended 2015/2016 EBITDA based upon analysts’ consensus estimates as well as recent precedent transactions in the broadcast sector. Our proposal also takes into consideration the fact that the Media General Board, without negotiating in August with Nexstar on its original proposal to acquire the company for $17 per share, reached an agreement with Meredith which created a sizeable break fee liability amounting to $0.46 per share of lost value for Media General shareholders. The counter proposal from Media General is unreasonable. As a disciplined acquirer, we will only consummate a transaction that makes sense for both companies’ shareholders. Given factors such as the current interest rate environment and the impending commencement of high levels of political advertising, time is of the essence and further delays in reaching reasonable terms for a transaction could impact the value creation we outlined at the time we announced our original proposal. We believe Media General shareholders will be disappointed with their Board’s unreasonable negotiating position given the immediate and long-term strategic and economic benefits a combination with Nexstar would provide, and that they will urge Media General to engage with us to reach a transaction on reasonable economic terms.”

BofA Merrill Lynch is acting as financial advisor and Kirkland & Ellis LLP is acting as legal counsel to Nexstar in connection with the proposed transaction.

About Nexstar Broadcasting Group, Inc.

Nexstar Broadcasting Group is a leading diversified media company that leverages localism to bring new services and value to consumers and advertisers through its traditional media, digital and mobile media platforms. Nexstar owns, operates, programs or provides sales and other services to 106 television stations and related digital multicast signals reaching 57 markets or approximately 17.3% of all U.S. television households. Nexstar’s portfolio includes affiliates of NBC, CBS, ABC, FOX, MyNetworkTV, The CW, Telemundo, Bounce TV, Me-TV, LATV, Estrella, This TV, Weather Nation Utah, Movies! and News/Weather. Nexstar’s community portal websites offer additional hyper-local content and verticals for consumers and advertisers, allowing audiences to choose where, when and how they access content while creating new revenue opportunities.

Pro-forma for the completion of all announced transactions Nexstar will own, operate, program or provide sales and other services to 115 television stations and related digital multicast signals reaching 62 markets or approximately 18.1% of all U.S. television households.

Additional Information

This communication does not constitute an offer to buy or solicitation of an offer to sell any securities. This communication relates to a proposal which Nexstar Broadcasting Group, Inc. (“Nexstar”) has made for a business combination transaction with Media General, Inc. (“Media General”). In furtherance of this proposal and subject to future developments, Nexstar (and, if a negotiated transaction is agreed, Media General) may file one or more registration statements, prospectuses, proxy statements or other documents with the U.S. Securities and Exchange Commission (“SEC”). This communication is not a substitute for any registration statement, prospectus, proxy statement or other document Nexstar and/or Media General may file with the SEC in connection with the proposed transaction. INVESTORS AND SECURITY HOLDERS OF NEXSTAR AND MEDIA GENERAL ARE URGED TO READ ANY REGISTRATION STATEMENT, PROSPECTUS, PROXY STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Any definitive proxy statement (if and when available) will be mailed to stockholders of Media General. Investors and security holders will be able to obtain free copies of these documents (if and when available) and other documents filed with the SEC by Nexstar or Media General through the web site maintained by the SEC at http://www.sec.gov.

Certain Information Regarding Participants

Nexstar and certain of its directors and executive officers may be deemed to be participants in any solicitation with respect to the proposed transaction under the rules of the SEC. Security holders may obtain information regarding the names and interests of Nexstar’s directors and executive officers in Nexstar’s Annual Report on Form 10-K for the year ended December 31, 2014, which was filed with the SEC on March 2, 2015, and Nexstar’s proxy statement for the 2015 Annual Meeting of Stockholders, which was filed with the SEC on April 24, 2015. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of participants in any proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, will also be included in any proxy statement and other relevant materials to be filed with the SEC if and when they become available.

Forward-Looking Statements

This communication includes forward-looking statements. We have based these forward-looking statements on our current expectations and projections about future events. Forward-looking statements include information preceded by, followed by, or that includes the words “guidance,”

“believes,” “expects,” “anticipates,” “could,” or similar expressions. For these statements, Nexstar claims the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. The forward-looking statements contained in this communication, concerning, among other things, the ultimate outcome and benefits of any possible transaction between Nexstar and Media General and timing thereof, and future financial performance, including changes in net revenue, cash flow and operating expenses, involve risks and uncertainties, and are subject to change based on various important factors, including the possibilities that Nexstar will not pursue a transaction with Media General and that Media General will reject a transaction with Nexstar (or otherwise that no transaction will be consummated), the impact of changes in national and regional economies, our ability to service and refinance our outstanding debt, successful integration of Media General (including achievement of synergies and cost reductions), pricing fluctuations in local and national advertising, future regulatory actions and conditions in the television stations’ operating areas, competition from others in the broadcast television markets served by Nexstar, volatility in programming costs, the effects of governmental regulation of broadcasting, industry consolidation, technological developments and major world news events. Unless required by law, we undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise. In light of these risks, uncertainties and assumptions, the forward-looking events discussed in this communication might not occur. You should not place undue reliance on these forward-looking statements, which speak only as of the date of this release. For more details on factors that could affect these expectations, please see our filings with the Securities and Exchange Commission.

Contacts

Investors:

Thomas E. Carter

Chief Financial Officer

Nexstar Broadcasting Group, Inc.

(972) 373-8800

JCIR

Joseph Jaffoni/Jennifer Neuman

(212) 835-8500 or nxst@jcir.com

Innisfree M&A Incorporated

Larry Miller/Jonathan Salzberger/Scott Winter

(212) 750-5833

Media:

Sard Verbinnen & Co

George Sard/Jim Barron/Jared Levy

(212) 687-8080